Exhibit 10.11

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the 9 day of April, 2019 (the “Effective Date”), by and between GLOBAL WELLS INVESTMENT GROUP LLC, a Texas limited liability company (“Seller”), and ATOSA CATERING EQUIPMENT, INC., a California corporation (“Purchaser”).

In consideration of the mutual covenants and provisions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE 1

DESCRIPTION OF PROPERTY

1.1          Purchase and Sale.

Seller hereby agrees to sell, assign, and convey to Purchaser, and Purchaser agrees to purchase from Seller, in accordance with the terms and subject to the conditions contained herein, Unit B of 3201 Capital Blvd. Condominium, a condominium project in Rockwall, Rockwall County, Texas created under and described in the Declaration of Condominium Regime For The 3201 Capital Blvd. Condominium recorded in ____________________ of the ___________________ Records of Rockwall County, Texas, and any amendments thereto (the “Declaration”), together with such Unit’s undivided interest in the Common Elements defined in and designated by the Declaration (the “Premises”), together with:

(a)          All fixtures, furniture, equipment, machinery, appliances, supplies and other types and items of personal property affixed to, located on or used in connection with the operation of the Premises (the “Personal Property”);

(b)          All licenses, permits, certificates of occupancy, development rights consents and approvals (whether governmental, regulatory or otherwise) relating to the use, operation or maintenance of the Premises including, without limitation, those described on Exhibit “A” attached hereto and incorporated by reference herein (the “Permits”); and

(c)          All intangible personal property used in connection with the Premises and the business operated thereon including, without limitation, all plans and specifications and other architectural and engineering drawings for the Improvements, all warranties relating to the Property, and all licenses, franchises, logos, trade names, trademarks, service marks, telephone numbers and advertising materials (the “Intangibles”).

The Premises, Personal Property, Permits and Intangibles are hereinafter sometimes collectively referred to as the “Property”.

ARTICLE 2

PURCHASE PRICE

2.1          Purchase Price.

The total purchase price for the Property which Purchaser agrees to pay to Seller shall be $10,055,284.00 (the “Purchase Price”).

2.2          Payment of Purchase Price.

Purchaser shall pay to Seller at Closing the Purchase Price, subject to adjustments and credits as set forth in this Agreement, as follows:

(a)          The Earnest Money (hereinafter defined) shall be credited to the Purchase Price; and

(b)         The balance of the Purchase Price shall be paid by Purchaser to Seller either by (i) wire transfer of immediately available funds or (ii) such other method as is approved by Seller. In the event payment is made by wire transfer, sums shall be deemed paid by Purchaser when receipt of the wire transfer is acknowledged by a financial institution designated by Seller as the recipient.

ARTICLE 3

EARNEST MONEY

3.1         Amount; Terms.

Seller acknowledges that Purchaser has previously deposited with Seller the sum of One Million Five Hundred Thousand and No/100 Dollars ($2,000,000.00) (the “Earnest Money”). If the sale of the Property is consummated pursuant to the terms of this Agreement, the Earnest Money shall be applied as a credit to Purchaser’s account for payment of the Purchase Price. If Purchaser terminates or is deemed to terminate this Agreement in accordance with any right to terminate granted by this Agreement, or if Seller is in default under this Agreement, $100.00 out of the Earnest Money shall be retained by Seller as independent consideration for its execution of this Agreement, and the remainder of the Earnest Money shall be immediately returned to Purchaser, and Purchaser shall have no further obligations hereunder.

ARTICLE 4

INSPECTION PERIOD

4.1          Duration.

Purchaser shall have the right, subject to the terms herein, for a thirty (30) day period commencing on the Effective Date and ending at 6:00 p.m. (Houston, Texas time) thirty (30) days thereafter (the “Inspection Period”) to enter upon the Premises to inspect and investigate the

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Property to determine whether or not the same is satisfactory to Purchaser, in Purchaser’s sole discretion.

4.2          Entry and Inspection.

During the Inspection Period, Seller shall make the Property available for inspection by Purchaser, Purchaser’s employees, agents and contractors, during normal business hours and at such other times upon reasonable notice. During the Inspection Period, Purchaser may undertake a complete physical inspection of the Property as Purchaser deems appropriate. In addition, Purchaser shall have the right to review any files maintained by Seller or its property manager relating to the construction, operation, leasing, maintenance and/or management of the Property including, without limitation, appraisals, permits and approvals, rent rolls, financial and operating statements, environmental audits, inspection reports and studies, structural engineering studies, environmental studies (including soil surveys), Service Contracts, plans and specifications, lease files, operating agreements and bills, invoices, receipts and other records relating to the income and expenses of the Property, and to conduct such investigations, tests, surveys and other analyses as Purchaser determines is necessary including, without limitation, entry into or upon any space within the Premises.

All such inspections, investigations and examinations shall be undertaken at Purchaser’s sole cost and expense. Seller shall have the option of having one of Seller’s representatives present at any and all on-site inspections. After completing any inspections, Purchaser shall restore and repair any damage caused by Purchaser’s inspections to substantially the same condition that existed immediately prior to such inspection. Purchaser shall not be responsible for any loss, claim or damage to the Property or to any person related to any environmental or other condition or issue which existed prior to Purchaser’s inspection or to the existence of any hazardous materials or substances which are discovered during Purchaser’s inspection. Purchaser agrees to use commercially reasonable efforts to not unreasonably disrupt the business operations of any of the Tenants during its inspections under this Section 4.2.

Seller shall deliver the following items to Purchaser within ten (10) days after the Effective Date (the “Due Diligence Materials”): all information, drawings, permits, correspondence and reports relating to the Property; all boundary surveys, as-built surveys and maps pertaining to the Property; all restrictive covenants, conditions or restrictions imposed on or benefitting the Property; all engineering data, drawings, plan specifications, site plans and architectural renderings relating to the Property; all book and records of any retailers association pertaining to the Property; all environmental studies, surveys, soil tests, audits, reports and other information relating to the Property including, but not limited to, information pertaining to jurisdictional wetlands, environmental soil conditions or subsurface conditions of the Property; a current rent roll; the Leases and Guaranties; all estoppel certificates and subordination or non-disturbance agreements executed by any Tenant with respect to a Lease; financial operating reports and income and expense statements for the Property for the last three (3) years; ad valorem and personal property tax bills for the Property for the last three (3) years; all utility bills for the Property for the most recent month and the six (6) months prior thereto; a list of onsite staff for the Property; all Service Contracts; each ALTA Owner’s Policy of Title Insurance obtained by Seller with respect to the Premises or any part thereof; all mold or moisture reports

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or plans; Seller’s policy of property and casualty insurance applicable to the Property; and names and addresses of all consultants and engineers retained by Seller to study the Property.

Seller shall make available to Purchaser such other documentation as reasonably requested at the Property or Seller’s office. Seller shall cooperate with Purchaser in its due diligence review and investigation of the Property and shall direct its employees, agents and management company to cooperate with Purchaser in such review and investigation.

4.3          Termination of Inspection Period.

Purchaser shall have the right, for any reason and at any time during the Inspection Period (as it may be extended), to notify Seller in writing that it has elected to terminate this Agreement and receive a return of the Earnest Money, other than $100.00 thereof, which shall be retained by Seller as independent consideration for its execution of this Agreement.

ARTICLE 5

TITLE POLICY

5.1          Title.

Seller shall cause Ranger Title Co. (the “Title Company”), within ten (10) days after the Effective Date, to deliver to Purchaser a commitment of title insurance (the “Commitment”), together with copies of all title documents listed as exceptions, committing to issue to Purchaser an Owner Policy of Title Insurance in the total amount of the Purchase Price, insuring fee simple title to the Premises, subject only to the hereinafter defined Permitted Exceptions. Within twenty (20) days after its receipt of the Commitment, Purchaser shall notify Seller in writing of any defects or objections to the title appearing in the Commitment (the “Title Defects”). Within ten (10) days after receipt of Purchaser’s notice of Title Defects, Seller shall provide notice to Purchaser of which Title Defects it elects to cure and Seller shall have until Closing to cure said Title Defects. Seller agrees to take such actions to satisfy the all Schedule C requirements in the Commitment within its control and satisfy, pay or bond-off at Closing from the sales proceeds amounts secured by consensual liens or deeds of trust, real estate taxes and assessments which are due and payable (subject to proration adjustments as provided herein) and liens or judgments affecting all or any portion of the Property (collectively, the “Mandatory Cure Items”), and the failure to do so shall constitute a material default of Seller hereunder. If Seller fails to remedy any Title Defect that is not a Mandatory Cure Item prior to Closing, Purchaser may, in its sole discretion, either (a) terminate this Agreement and receive return of the Earnest Money, other than $100.00 thereof, which shall be retained by Seller as independent consideration for its execution of this Agreement or (b) waive such Title Defect and consummate the Closing.

5.2          Permitted Exceptions.

It is understood and agreed that the Premises are being sold by Seller to Purchaser free and clear of all liens, claims and encumbrances, except the hereinafter Permitted Exceptions, and it is further understood and agreed that the conveyance by General Warranty Deed to be delivered by Seller at Closing shall be subject only to the following (“Permitted Exceptions”):

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(a)          Laws, ordinances and governmental regulations affecting the occupancy, use or enjoyment of the Premises none of which prevent its present use;

(b)          All matters shown on Schedule B of the Commitment which do not constitute Title Defects; and

(c)          Real estate taxes and assessments for the year of Closing and subsequent years.

5.3          Later Title Exceptions.

If any new matters appear on any update to the Commitment obtained by Purchaser, then all of the provisions of Section 5.1 shall apply thereto except: (1) the time for Purchaser to object shall be five (5) days after it receives said update; (2) the time for Seller to respond shall be five (5) days after it receives Purchaser’s notice of any objection; and (3) the time for Purchaser to exercise its remedies shall be five (5) days after receiving Seller’s written response. Seller must cure any later objection which is a Mandatory Cure Item or a matter created or arising in violation of any of Seller’s obligations under this Agreement. In addition, if any of the time periods provided for in this Section 5.4 extend beyond the Closing Date, then the Closing Date will be extended until a date which is five (5) days after the last applicable date.

ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS BY SELLER

6.1          Seller’s Representations and Warranties.

Seller hereby represents and warrants to Purchaser that the following matters are true and correct as of the Effective Date and as of the Closing Date:

(a)          Seller owns good and indefeasible title to the Property, subject only to the Permitted Exceptions and those liens or encumbrances which Seller will pay off and release at Closing.

(b)          The execution, delivery and performance by Seller of this Agreement is within the authority of Seller, has been authorized by all necessary proceedings and do not and will not contravene any provision of law, any organizational document of Seller or any written agreement or contract to which Seller is a party.

(c)        There are no judgments outstanding against Seller or petitions, suits, claims, causes of actions or moratoria or any other proceedings pending or threatened against Seller before any court or other governmental, administrative, regulatory, adjudicatory, or arbitrational body of any kind which, if decided adversely to Seller, would adversely affect Seller’s ability to perform its obligations under this Agreement.

(d)          Upon execution and delivery of this Agreement by Seller, this Agreement will be a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

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(e)         There is no pending or, to the best of Seller’s knowledge, threatened, litigation, condemnation, investigation or other legal proceeding affecting the Property or any portion thereof, and there are no actions, suits, proceedings, orders, administrative proceedings or investigations pending or, to the best of Seller’s knowledge, threatened, against or affecting the Property or any portion thereof.

(f)          There are no leases, licenses, occupancy agreements or other agreements giving any person the right to occupy all or any part of the Premises.

(g)          There are no service contracts or agreements pertaining to the use, operation or maintenance of the Premises.

(h)        To the best of Seller’s knowledge, the Premises have not contained and do not now contain any Hazardous Materials or substances in quantities or concentrations that require removal or remediation in accordance with applicable law. “Hazardous Material” means any hazardous or toxic waste, substance or material, pollutant or contaminant, or words of similar import, as the same may be defined from time to time in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et. seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), as amended, or any other applicable federal, state or local law, ordinance, rule or regulation relating to the environment, pollutants, contamination or similar matters. The Premises have been operated by Seller in compliance with all applicable federal, state and local laws and regulations (“Environmental Laws”) governing Hazardous Materials; Seller has not received any notice or citation for noncompliance with respect to any Environmental Laws relating to the Premises; no Hazardous Material has been or is currently generated, stored, transported, utilized, disposed of, managed, treated, released or located on or from the Premises (whether or not in reportable quantities); and there are no underground storage tanks under the Premises.

(i)          Seller has received no notice of any special assessments for public improvements against the Premises, nor has any knowledge of any such assessments that may be or are pending or threatened, including, without limitation, those for construction of sewer and water lines or mains, street lights, streets, sidewalks and curbs. If Seller receives notice of any such assessment during the term of this Agreement, Seller will promptly notify Purchaser of same.

(j)          There are no sums due as leasing commissions or brokerage or finders fees in connection with the Premises that will become due and payable or occur after the Closing Date.

(k)          All fixtures, machinery, equipment and other articles of Personal Property attached or appurtenant to, or used in connection with, the Property are owned by Seller, free of any liens or encumbrances.

(l)          No notice of violation of any laws has been received by Seller, and Seller has no reason to believe that any such notice may or will be issued.

(m)        The Property is not a “plan asset” as defined in ERISA and the sale of the Property by Seller is not a “prohibited transaction” under ERISA.

(n)         There are no tax protest proceedings pending with respect to Property.

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(o)          Seller has not commenced nor threatened any construction defect claim against any contractor, engineer or architect with respect to the Property.

(p)          No insurance claims have been filed by Seller with respect to the Property. To the best of Seller’s knowledge, no fact or condition exists which with the giving of notice or passage of time, or both, would give rise to Seller’s right to file a claim with any of its insurance carriers with respect to any portion of the Property.

6.2         Violations.

Seller shall cure and remove of record any violations noted or issued by any governmental authority prior to the Closing Date provided that the monetary cost of removal or cure thereof does not exceed One Hundred Thousand And NO/100 Dollars ($100,000.00).

6.3         Survival.

All of the provisions of Article 6 shall survive Closing.

ARTICLE 7

REPRESENTATIONS. WARRANTIES AND COVENANTS BY PURCHASER

7.1         Purchaser’s Representations and Warranties.

The execution, delivery and performance by Purchaser of this Agreement is within the authority of Purchaser, has been authorized by all necessary proceedings and do not and will not contravene any provision of law, Purchaser’s organizational document or any written agreement or contract to which Purchaser is a party. There are no judgments outstanding against Purchaser or petitions, suits, claims, causes of actions or moratoria or any other proceedings pending or threatened against Purchaser before any court or other governmental, administrative, regulatory, adjudicatory, or arbitrational body of any kind which, if decided adversely to Purchaser, would adversely affect Purchaser’s ability to perform its obligations under this Agreement. Upon execution and delivery by Purchaser of this Agreement, this Agreement will be a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

7.2         Survival.

All the provisions of Article 7 shall survive Closing.

ARTICLE 8

CLOSING

8.1         Closing.

The Closing shall be held in the offices of Title Company, at 10:00 a.m. on or before the tenth (10th) day after the expiration of the Inspection Period (the “Closing Date”) unless the parties mutually agree in writing upon another place, time or date.

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8.2          Seller’s Obligations at Closing.

At Closing, Seller shall deliver or caused to be delivered to Purchaser the following documents:

(a)          General Warranty Deed (the “Deed”) in the form attached hereto as Exhibit “B”, executed and acknowledged by Seller, conveying the Premises to Purchaser, free and clear of all encumbrances other than the Permitted Exceptions;

(b)          Bill of Sale, in the form attached hereto as Exhibit “C”, executed by Seller, conveying the Personal Property to Purchaser;

(c)          an Owner’s Affidavit in the form required by Title Company to remove the standard exceptions from the Owner and Loan Title Policies, including the “gap”, mechanics liens and parties in possession (except for Tenants in possession as tenants only pursuant to the Leases, and which shall specifically note that such Tenants do not have any rights of first refusal or options to purchase or renew) exceptions and Service Contracts (to the extent the Service Contracts are listed in the Commitment);

(d)          a Non-Foreign Affidavit stating that Seller is not a foreign person or disregarded entity for purposes of the Internal Revenue Code;

(e)          possession of the Property together with all keys;

(f)          all construction plans and as-built drawings of the Premises in Seller’s possession or control;

(g)          a Pro-Forma Owner Policy of Title Insurance, substantially in the form of the Commitment, containing such modifications and endorsements as Purchaser may require, subject only to the Permitted Exceptions, and in the amount of the Purchase Price; and

(h)          closing or settlement statements, and such other documents, instruments, and pay-off letters, if any, as may be required by applicable law or as Purchaser, Purchaser’s attorney, Purchaser’s lender or Title Company may reasonably request in order to effectuate the transaction contemplated by this Agreement.

8.3         Purchaser’s Obligations at Closing.

At Closing, Purchaser shall deliver to Seller the following:

(a)          the Purchase Price in accordance with the provisions of Article 2; and

(b)          closing or settlement statements, and such other documents or instruments as may be required by applicable law or as Seller, Seller’s attorney or Title Company may reasonably request in order to effectuate the transaction contemplated by this Agreement.

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ARTICLE 9

CLOSING COSTS, PRORATIONS OF RENTS,

TAXES AND MISCELLANEOUS EXPENSES

9.1         Closing Costs.

Purchaser and Seller shall each pay their own attorney’s fees. At Closing, (a) Purchaser and Seller shall each pay one-half of all recording costs for the Deed, title insurance premiums for the Owner Policy of Title Insurance and any escrow fee, (b) Seller shall pay all costs (including recording costs) associated with curing any Title Defects, and all costs (including recording costs) to payoff and release any and all liens and (c) Purchaser shall pay all recording costs for any lender documents, all fees associated with financing the Purchase Price, all costs associated with any mortgagee’s title policy (at simultaneous issue rates) and one-half of any escrow fee.

9.2         Real and Personal Property Taxes.

Real estate taxes and assessments on the Premises and personal property taxes on the Personal Property for the year of Closing shall be prorated as of the Closing Date. Seller shall be responsible for all real estate and personal property taxes and assessments accrued for the period ending on the day immediately preceding the Closing Date and Purchaser shall be responsible for all such taxes and assessments from and after the Closing Date. If the tax or assessments bills for the year of Closing have not been issued prior to Closing, such taxes or assessments shall be prorated based upon the tax or assessment bills issued for the previous year.

9.3         Expenses.

All bills and expenses of every nature relating to the Property, including those for labor, materials, utilities, services, and capital improvements incurred through the day immediately preceding the Closing Date shall be paid by Seller, except for any such expenses incurred by or at the direction of Purchaser in connection with Purchaser’s inspection of the Property, all of which expenses incurred by or at the direction of Purchaser shall be paid by Purchaser. All expenses or costs relating to the Property incurred on or after the Closing Date shall be paid by Purchaser.

9.4         Survival.

All of the provisions of Article 9 shall survive Closing and the execution and delivery of the Deed.

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ARTICLE 10

RISK OF LOSS

10.1        Casualty.

Seller assumes all risk and liability, damage to or injury occurring to the Premises and/or Personal Property by fire, storm, accident or any other casualty or cause until the Closing has been consummated. If the Premises and/or Personal Property or any part thereof, suffers any damages prior to Closing from fire or other casualty, Seller shall promptly notify Purchaser of such damage. If such damage is not material and will not take more than two (2) months to repair from the date of the casualty, then Seller shall repair such damage, in which event the time for Closing shall be extended by the length of time reasonably necessary for Seller to complete such repairs. If such damage is material, then Purchaser shall have the option to: (a) terminate this Agreement whereupon the Earnest Money shall be returned to Purchaser, other man $100.00 thereof, which shall be retained by Seller as independent consideration for its execution of this Agreement, in which event the parties shall have no further rights and liabilities hereunder except with respect to those matters specifically surviving termination or Closing; or (b) elect to proceed to Closing whereupon Purchaser shall have the option to either (i) require Seller to repair such damage, in which event the time for Closing shall be extended by the length of time reasonably necessary for Seller to complete such repairs; or (ii) without Seller repairing such damage, consummate the Closing, in which latter event the proceeds of all insurance covering such damage shall be assigned by Seller to Purchaser at Closing and the Purchase Price shall be reduced by the amount of any deductible and co-insurance and any amounts retained by Seller’s lender. For purposes hereof, “material” shall be deemed to mean any damage to more than three percent (3%) of the square footage of the Premises, any damage which will cost more than three percent (3%) of the Purchase Price to replace and/or repair or any damage which will take more than two (2) months to replace and/or repair. Seller agrees to provide to Purchaser copies of all claims, correspondence, and damage reports and such other information as reasonably requested by Purchaser, submitted to or received by Seller in connection with any casualty.

10.2        Condemnation.

If, prior to Closing, any action is initiated or threatened to take a material part of the Premises by eminent domain proceedings or by deed in lieu under threat thereof, Seller shall promptly notify Purchaser thereof, and Purchaser may either (a) terminate this Agreement whereupon the Earnest Money shall be returned to Purchaser, other than $100.00 thereof, which shall be retained by Seller as independent consideration for its execution of this Agreement, in which event the parties shall have no further rights or obligations hereunder except those matters specifically surviving termination or Closing; or (b) elect to proceed to Closing, in which latter event the award of the condemning authority shall be assigned to Purchaser at Closing and Purchaser and the Purchase Price shall be reduced by the amount of any proceeds received by Seller or Seller’s lender. For purposes hereof, a “material part” shall be deemed to mean (a) more than three percent (3%) of the square footage of the Premises or the Improvements or (b) any parking or common areas in the Premises which causes the Premises to be nonconforming as to any governmental or covenant requirement. The provisions of this

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Section 10.2 shall control, and be effective notwithstanding, the provisions of the Uniform Vendor and Purchaser Risk Act set forth in Section 5.007 of the Texas Property Code.

ARTICLE 11

DEFAULT

11.1       Default by Seller.

If Seller is in default or breaches the terms or provisions of this Agreement, then Purchaser shall give Seller written notice specifying the nature of the default. Seller shall have until the earlier of the Closing Date or the date that is five (5) business days after receipt of Purchaser’s notice of default to cure the specified default. If Seller does not cure such default within said period, and such default is not waived in writing by Purchaser, then Purchaser, at its option, may either, as its sole and exclusive remedy, (a) terminate this Agreement and be entitled to the immediate return of the Earnest Money, plus reimbursement of Purchaser’s out of pocket expenses not to exceed one hundred thousand and No/100 Dollars ($100,000), (b) enforce specific performance of this Agreement or (c) waive such default by Seller and proceed to Closing.

11.2       Default by Purchaser.

If Purchaser is in default or breaches the terms or provisions of this Agreement, then Seller shall give Purchaser written notice specifying the nature of the default. Purchaser shall have until the earlier of the Closing Date or the date that is five (5) business days after receipt of Seller’s notice of default to cure the specified default. If Purchaser does not cure such default within said period, and such default is not waived in writing by Seller, then Seller shall be entitled to retain the Earnest Money, as liquidated damages (and not as a penalty), as Seller’s sole remedy and relief. Seller and Purchaser have made these provisions for liquidated damages as it would be difficult to calculate on the date hereof the amount of actual damages for such breach and agree that these sums represent reasonable compensation to Seller for such breach.

ARTICLE 12

MISCELLANEOUS

12.1        Notices.

All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed received (a) when personally delivered to the party to receive such notice or (b) whether actually received or not, one (1) business day after deposit with a reputable overnight delivery service such as FedEx or UPS, with delivery costs prepaid, addressed as follows:

If to Seller:	Global Wells Investment Group LLC

/s/ Alan Yu

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Attn:

With a copy to:

If to Purchaser:	Atosa Catering Equipment, Inc.

	Attn:	/s/ Xuxian Shao

With a copy to:

12.2       Broker.

Each party represents to the other party that neither it nor any of its agents, affiliates, shareholders or partners have dealt with any person or entity that might have a claim for sales or brokerage commission or finder’s fee with respect to the transaction contemplated by this Agreement. The parties hereto agree that each party will indemnify, hold harmless and defend the other from and against any claim for any commission or fee by any other broker or similar person or entity claiming to have acted through the defaulting party or its agents, affiliates, shareholders, or partners. The provisions of this Section 12.2 shall survive Closing.

12.3       Entire Agreement.

This Agreement and the Exhibits hereto embody the entire agreement between the parties relative to the subject matter, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter, which are not expressly set forth herein.

12.4       Amendment.

This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

12.5       Headings.

The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

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12.6       Time of the Essence.

Time is of the essence of this Agreement. However, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of Texas, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

12.7       Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without reference to its choice of law principles.

12.8       Successors and Assigns.

This Agreement shall bind and inure to the benefit of Seller, Purchaser and their respective successors and assigns. Except (i) to an entity controlling, controlled by or under common control with Purchaser, (ii) to an entity controlling, controlled by or under common control with one of the principals of Purchaser, (iii) to one of the principals of Purchaser, Purchaser shall not assign, sell, convey, encumber or otherwise transfer Purchaser’s rights under this Agreement without the prior written consent of Seller.

12.9       Invalid Provision.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement.

12.10     Attorneys’ Fees.

In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages as herein provided, reasonable attorneys’, paralegals’ and expert witnesses’ fees and costs incurred in such suit at trial or on appeal or in connection with any bankruptcy or similar proceedings.

12.11     Multiple Counterparts.

This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

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12.12     Non-Merger.

In addition to the specific language of non-merger found in certain sections of this Agreement, any provision hereof which by its terms would be performed after Closing shall survive the Closing and shall not merge in the Closing or in the Deed, except as specifically provided to the contrary herein.

12.13     Confidentiality.

Neither Purchaser nor Seller shall, prior to the Closing, issue any press releases or make any public statement, public announcement, or public disclosures of any kind concerning the subject matter hereof, structure of the transactions or the status of negotiations conducted hereunder except as may be jointly agreed to by Seller and Purchaser or as either of them may consider necessary in order to satisfy the requirements of applicable law.

12.14     Operations Pending Closing.

From the Effective Date until Closing, Seller agrees to manage and operate the Premises free from waste and neglect and consistent with the ordinary course of business and current management practices. Seller further agrees: (a) to maintain the Premises in their current condition and repair (normal wear and tear and casualty loss excepted); (b) to maintain the existing property and casualty insurance on the Premises; and (c) to perform timely all of its obligations under all existing Permits.

12.15          New Leases and Service Contracts.

Except with the prior written consent of Purchaser, Seller shall not enter into any new leases (“New Lease”) for any portion of the Premises nor any new service, maintenance, or other contract (“New Contract”) with respect to the Property. A draft of each New Lease or New Contract proposed to be entered into by Seller after the Effective Date will be submitted to Purchaser for its approval prior to execution by Seller, which approval shall not be unreasonably withheld, conditioned or delayed. Purchaser shall notify Seller in writing within five (5) business days after its receipt of each such proposed New Lease or New Contract of either its approval or disapproval thereof. In the event Purchaser informs Seller that Purchaser does not approve any such proposed New Lease or New Contract. Seller shall not enter into such New Lease or New Contract. In the event Purchaser fails to notify Seller in writing of its approval or disapproval of any such proposed New Lease or New Contract within such five (5) business day time period, such failure shall be deemed the approval by Purchaser of such New Lease or New Contract. In the event Purchaser approves any New Lease, Seller shall deliver to Purchaser an Estoppel Certificate from the Tenant(s) thereunder as required hereunder for Leases and otherwise shall comply, as to each such New Lease, with the terms of this Agreement relating to Leases. Further, except with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, Seller shall not extend, terminate, accept surrender of, or permit any assignments or subleases of, any of the Leases, nor accept any rental thereunder more than one (1) month in advance.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the Effective Date.

GLOBAL WELLS INVESTMENT GROUP LLC

By:	/s/ Alan Yu
	Name:	Alan Yu
	Title:	Manager

ATOSA CATERING EQUIPMENT, INC.

By:	/s/ Xuxian Shao
	Name:	Xuxian Shao
	Title:	President

[Signature page to Purchase and Sale Agreement]

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EXHIBIT “A”

PERMITS

[TO COME]

EXHIBIT “B”

DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

GENERAL WARRANTY DEED

THE STATE OF TEXAS	§
§ KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF ROCKWALL	§

THAT GLOBAL WELLS INVESTMENT GROUP, LLC, a Texas limited liability company (herein referred to as “Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) in hand paid to Grantor by ATOSA CATERING EQUIPMENT, INC., a California corporation (herein referred to as “Grantee”), and other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, SOLD and CONVEYED and by these presents does GRANT, SELL and CONVEY unto Grantee Unit B of 3201 Capital Blvd. Condominium, a condominium project in Rockwall, Rockwall County, Texas created under and described in the Declaration of Condominium Regime For The 3201 Capital Blvd. Condominium recorded in _________________ of the _________________ Records of Rockwall County, Texas, and any amendments thereto (the “Declaration”), together with such Unit’s undivided interest in the Common Elements defined in and designated by the Declaration (the “Property”).

This conveyance is made by Grantor and accepted by Grantee expressly subject to those matters more particularly described on Exhibit A attached hereto and incorporated herein for all purposes (the “Permitted Exceptions”), to the extent, but only to the extent, the same are valid and subsisting and affect the Property.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever; and subject to the above described Permitted Exceptions, Grantor does hereby bind itself and its successors, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

Real estate ad valorem taxes against the Property for the year 2019 have been prorated between Grantor and Grantee as of the date hereof and Grantee assumes the obligation to pay all of such taxes for such year.

[Signature Page to Follow.]

EXECUTED to be effective as of April 9, 2019.

GLOBAL WELLS INVESTMENT GROUP LLC

By:	/s/ Alan Yu
	Name:	Alan Yu
	Title:	Manager

THE STATE OF California	§
§
COUNTY OF San Bernardino	§

This instrument was acknowledged before me on April 9, 2019, by Patti San, Alan Yu of GLOBAL WELLS INVESTMENT GROUP LLC, a Texas limited liability company, on behalf of said limited liability company.

/s/ Patti Q. San
Notary Public in and for
The State of California
My commission expires:	12/6/2022

2

EXHIBIT A

TO GENERAL WARRANTY DEED

Permitted Exceptions

[TO COME]

3

EXHIBIT “C”

BILL OF SALE

GLOBAL WELLS INVESTMENT GROUP LLC., a Texas limited liability company (“Grantor”), and ATOSA CATERING EQUIPMENT, INC., a California corporation (“Grantee”), are parties to that certain Purchase and Sale Agreement (the “PSA”) dated 4/9, 2019. The PSA relates to the sale to Grantor of the Land and Improvements defined therein. Capitalized terms used herein but not defined herein shall have the respective meanings given thereto in the PSA.

Grantor hereby conveys to Grantee the Personal Property, Permits and Intangibles (collectively, the “Transferred Items”).

TO HAVE AND TO HOLD the Transferred Items, unto Grantee, its successors and assigns, forever, and Grantor does hereby bind itself and its successors to WARRANT and FOREVER DEFEND title to the Transferred Items unto Grantee, its successors and assigns, against the lawful claims of any and all persons lawfully claiming or to claim the same or any part thereof.

IN WITNESS WHEREOF, Grantor has executed this Bill of Sale and Assignment to be effective as of the 9 day of April, 2019.

GLOBAL WELLS INVESTMENT GROUP LLC

By:	/s/ Alan Yu
	Name:	Alan Yu
	Title:	Manager

1

EXHIBIT “D”

ASSIGNMENT AND ASSUMPTION OF PERMITS AND INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION OF PERMITS AND INTANGIBLES (this “Assignment”) is entered into as of the 9 day of April, 2019, by and between GLOBAL WELLS INVESTMENT GROUP LLC, a Texas limited liability company (“Assignor”), and ATOSA CATERING EQUIPMENT, INC., a California corporation (“Assignee”), who hereby agree as follows:

1.          Property. The “Property” means the real property located in Rockwall County, Texas described on Exhibit A attached hereto, together with all buildings, structures and other improvements located thereon.

2.          Permits. “Permits” means all of Assignor’s right, title and interest, if any, in and to all assignable licenses, permits, certificates of occupancy, consents, and approvals whether governmental or otherwise, relating to the use, operation, or maintenance of the Premises, as more particularly described on Exhibit B hereto.

3.          Intangibles. “Intangibles” means all intangible personal property owned by assignor and used in connection with the property and the business operated thereon; all assignable licenses, franchises, logos, trade names, trademarks, service marks, telephone numbers, and advertising materials used in connection with the premises and the business operated thereon.

4.          Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby grants, transfers, and assigns to Assignee the entire right, title and interest of Assignor in and to the Permits and the Intangibles. Assignor shall continue to be responsible for and shall perform and satisfy its obligations under the Permits and the Intangibles insofar as such obligations relate to the period prior to the date of this Assignment.

5.          Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Permits and the Intangibles which are applicable to the period, and required to be performed, from and after the date of this Assignment, but not otherwise. No person or entity other than Assignor shall be deemed a beneficiary of the provisions of this Section 5.

6.         Indemnification. Assignor shall indemnify and hold harmless Assignee from and against all obligations of the Assignor under the Permits and the Intangibles to the extent such obligations were applicable to the period, and required to be performed, prior to the date of this Assignment. Assignee shall indemnify and hold harmless Assignor from and against all obligations assumed by the Assignee under the Permits and the Intangibles to the extent that such obligations are applicable to the period, and required to be performed, from and after the date of this Assignment.

1

7.          Legal Expenses. If either party to this Assignment brings suit or otherwise becomes involved in any legal proceedings seeking to enforce the terms of this Assignment, or to recover damages for their breach, the prevailing party shall be entitled to recover its costs and expenses (including reasonable fees of attorneys, expert witnesses, accountants, court reporters, and others) incurred in connection therewith including all such costs and expenses incurred: (a) in trial and appellate court proceedings, (b) in connection with any and all counterclaims asserted by one party to this Assignment against another where such counterclaims arise out of or are otherwise related to this Assignment, (c) in bankruptcy or other insolvency proceedings, and (d) in post-judgment collection proceedings.

8.          Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

9.          Power and Authority. Each party represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of such party represents and warrants to the other party that he or she is fully empowered and authorized to do so.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

GLOBAL WELLS INVESTMENT GROUP LLC

By:	/s/ Alan Yu
	Name:	Alan Yu
	Title:	Manager

ATOSA CATERING EQUIPMENT, INC.

By:	/s/ Xuxian Shao
	Name:	Xuxian Shao
	Title:	President

Exhibits

Exhibit A:          Legal Description of the Property

Exhibit B:          Permits